Exhibit 99.2

June 7, 2005

Via Facsimile

Dear Ralph:

     I am pleased to offer you a position with Sipex Corporation (the “Company”) as its Chief Executive Officer, effective upon the commencement of your employment on or prior to July 5, 2005 (the “Effective Date”). As the Chief Executive Officer, you shall report to the Company’s Board of Directors (the “Board”), and will have the duties and responsibilities customarily associated with such position. In addition, you shall perform such other duties as the Board, or its authorized representative, may from time to time require. You shall devote your full business efforts and time to the Company and agree to perform your duties faithfully and to the best of your ability. You agree not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without prior approval of the Board.

     While employed hereunder, you will also serve as a member of the Company’s Board, subject to any required Board and/or stockholder approval. Unless the Board provides otherwise, upon your termination of employment as the Company’s Chief Executive Officer for any reason, with or without cause, you will automatically and without further action immediately be deemed to have resigned from the Board.

     You should be aware that your employment with the Company constitutes “at-will” employment. This means that your employment relationship with the Company may be terminated at any time with or without notice, with or without good cause or for any or no cause, at either party’s option. You understand and agree that neither your job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of your employment with the Company.

     While employed hereunder, the Company will pay you as compensation for your services a base salary at the annualized rate of $400,000 (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.

     In addition to the Base Salary, you may receive a performance bonus during each year of employment with the Company under this letter equal to the amount to be determined by the Board or the Company’s compensation committee, with respect to each in its sole discretion. The target amount of such performance bonus shall be $400,000, less applicable withholding. Such performance bonus, if any, shall be based upon performance criteria to be determined by the Board or the compensation committee.

     The Board has approved that, on the Effective Date, you will be granted a stock option to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price equal to the then current fair market value per share on the date of grant (the “Option”). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option one year after the date of grant, and as to l/48th of the shares subject to the Option monthly thereafter, so that the Option will be fully vested and exercisable four (4) years from the date of grant, subject to your continued service to the Company on the relevant vesting dates. The Option shall have a ten (10) year term but shall only remain exercisable, to the extent vested, for (i) twelve (12) months following your termination of employment with the Company other than voluntarily or for “Cause” (as defined herein), (ii) three (3) months following your voluntary termination of employment with the Company. The Option will be subject to the terms, definitions and provisions of any applicable Company Stock Plan (the “Option Plan”), if the Option is issued pursuant to a plan, and one or more stock option agreements by and between you and the Company (collectively, the “Option Agreement”), which documents are incorporated herein by reference. You should understand that with respect to this option grant, or any other stock option grant you receive, no right to any option shares is earned or accrued until such time that vesting occurs, nor does the grant confer any right to continued vesting or employment, whether or not your employment ceases prior to your vesting in all of your options.

     While employed hereunder, you will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, disability, life insurance and vacation plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     The Company will also reimburse you for reasonable and documented travel, entertainment or other expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

     If your employment with the Company terminates other than voluntarily, by reason of your death or disability, or for Cause prior to a “Change of Control” (as defined below) or more than twelve (12) months after a Change of Control, and you sign and do not revoke a standard release of claims with the Company, then you shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of twelve (12) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies. In addition, if your employment with the Company terminates other than voluntary, by reason of your death or disability, or for Cause prior to the one year anniversary of the Effective Date, 25% of the shares subject to the Option shall immediately vest and become exercisable for twelve (12) months following your termination. If your employment with the Company terminates other than voluntarily, by reason of your death or disability, or for Cause within twelve (12) months after a Change of Control, then you shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of twelve (12) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies and (ii) 100% of the shares subject to the Option shall vest and become exercisable for twelve (12) months following your termination.

     If your employment with the Company terminates voluntarily by you or for Cause by the Company, then (i) all vesting of the Option will cease immediately and, in the event of a termination for Cause only, the Option will immediately cease to be exercisable, (ii) all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (iii) you will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.

     For purposes of this letter, “Cause” means: (1) your failure to perform the duties of your position (as they may exist from time to time) to the reasonable satisfaction of the Board; (2) any act of dishonesty, fraud or misrepresentation taken by you in connection with your responsibilities as an employee; (3) your conviction or plea of no contest to a crime that negatively reflects on your fitness to perform your duties or harms the Company’s reputation or business, in each case as determined by the Board in its sole discretion; (4) your violation of any federal, state or other law or regulation applicable to the Company’s business, or of any Company policy, including, but not limited to, the Company’s anti-harassment and discrimination policies; (5) willful misconduct by you that is injurious to the Company’s reputation or business, in each case as determined by the Board in its sole discretion; (6) a material breach of your obligations hereunder, or under the Confidential Information and Invention Assignment Agreement to be executed by you (as explained below); and (7) your termination pursuant to the termination of the Company’s normal business operations. For purposes of this definition, an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company.

     For purposes of this letter, a “Change of Control” of the Company is defined as: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of transactions involving the Company’s issuance of any equity or debt securities to third parties for capital raising purposes.

     You agree to enter into the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”) upon commencing employment hereunder.

     This letter will be binding upon and inure to the benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under terms of this letter for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of your rights to receive any form of compensation payable pursuant to this letter may be assigned or transferred except by will or the laws of decent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

     All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Sipex Corporation
233 S. Hillview Drive
Milpitas, CA 95035
Attn: Chairman of the Board

If to Ralph Schmitt:

at the last residential address known by the Company.

     In consideration of your service to the Company, its promise to arbitrate all employment related disputes and your receipt of the compensation and other benefits paid to you by the Company, at present and in the future, you agree that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating from your service to the Company under this letter or otherwise or the termination of your service with the Company, including any breach of this letter, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 and pursuant to California law. Disputes which you agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. You further understand that this letter to arbitrate also applies to any disputes that the Company may have with you. With respect to any such arbitration, the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that in the event you initiate such an arbitration proceeding, you shall pay the first $125 of any filing fees associated with the arbitration.

     You acknowledge and agree that you are executing this letter voluntarily and without any duress or undue influence by the Company or anyone else. You further acknowledge and agree that you have carefully read this letter and that you understand the terms, consequences and binding effect of this letter and fully understand it, including that you are waiving your right to a jury trial. Finally, you agree that you have been provided an opportunity to seek the advice of an attorney of your choice before signing this letter.

     This letter, together with the Option Plan (if applicable), Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this letter will continue in full force and effect without said provision. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto. This letter shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below and return it to the Chairman of the Board. A duplicate original is enclosed for your records. We look forward to working with you at Sipex Corporation.

SIPEX CORPORATION		Ralph Schmitt

By:	/s/ Thomas P. Redfern	/s/ Ralph Schmitt

Signature

Name:	Thomas P. Redfern	June 7, 2005

Date

Title:	Member, Board of Directors